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Exhibit 32.1

CERTIFICATION OF CO-CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. §1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report of KKR & Co. L.P. (the "Partnership") on Form 10-Q for the period ended September 30, 2010 as filed with the Securities and Exchange Commission (the "Report"), I, Henry R. Kravis, Co-Chief Executive Officer of the general partner of the Partnership, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

          (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 9, 2010

/s/ HENRY R. KRAVIS Henry R. Kravis Co-Chief Executive Officer
*
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

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  Exhibit 32.1
CERTIFICATION OF CO-CHIEF EXECUTIVE OFFICER